Exhibit 21.1

SUBSIDIARIES OF KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.

1.	Swift Transportation Co., LLC, a Delaware limited liability company
2.	Swift Transportation Co. of Arizona, LLC, a Delaware limited liability company
3.	Swift Leasing Co., LLC, a Delaware limited liability company
4.	Sparks Finance, LLC, a Delaware limited liability company
5.	Interstate Equipment Leasing, LLC, a Delaware limited liability company
6.	Common Market Equipment, LLC, a Delaware limited liability company
7.	Swift Transportation Co. of Virginia, LLC, a Delaware limited liability company
8.	Swift Transportation Services, LLC, a Delaware limited liability company
9.	M.S. Carriers, LLC, a Delaware limited liability company
10.	Swift Logistics, S.A. de C.V., a Mexican corporation
11.	Trans-Mex, Inc., S.A. de C.V., a Mexican corporation
12.	Mohave Transportation Insurance Co., Inc., an Arizona corporation
13.	Swift Intermodal, LLC, a Delaware limited liability company
14.	Swift International S.A. de C.V. Inc., a Mexican corporation
15.	TMX Administración, S.A. de C.V. Inc., a Mexican corporation
16.	Swift Receivables Company II, LLC, a Delaware limited liability company
17.	Red Rock Risk Retention Group, Inc., an Arizona corporation
18.	Swift Academy LLC, a Delaware limited liability company
19.	Swift Services Holdings, Inc., a Delaware corporation
20.	Swift Logistics, LLC, a Delaware limited liability company
21.	Central Refrigerated Transportation, LLC, a Delaware limited liability company
22.	Swift Refrigerated Service, LLC, a Delaware limited liability company
23.	Central Leasing, LLC, a Delaware limited liability company
24.	Swift Warehousing, LLC, a Delaware limited liability company
25.	Swift Freight Forwarding, LLC, a Delaware limited liability company
26.	Knight Refrigerated, LLC, an Arizona limited liability company
27.	Knight Logistics LLC, an Arizona limited liability company
28.	Knight Transportation Services, Inc., an Arizona corporation
29.	Knight Truck & Trailer Sales, LLC, an Arizona limited liability company
30.	Quad K, LLC, an Arizona limited liability company
31.	Knight Management Services, Inc., an Arizona corporation
32.	Squire Transportation, LLC, an Arizona limited liability company
33.	Knight Capital Growth, LLC, an Arizona limited liability company
34.	Knight Port Services, LLC, an Arizona limited liability company
35.	Kold Trans LLC, an Arizona limited liability company
36.	Barr-Nunn Transportation, Inc., an Iowa corporation
37.	Barr-Nunn Logistics, Inc., an Iowa corporation
38.	Sturgeon Equipment, Inc., an Iowa corporation
39.	Knight Transportation, Inc., an Arizona corporation (Knight’s former parent)
40.	Knight Air LLC, an Arizona limited liability company
41.	Knight 101 LLC, an Arizona limited liability company
42.	Strehl, LLC, an Arizona limited liability company
43.	Abilene Motor Express, Inc., a Virginia limited liability company
44.	AMX Leasing & Logistics, LLC, a Virginia limited liability company
45.	AT Services, LLC, a Virginia limited liability company